Exhibit 99.1

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Ordinary Shares/American Depositary Shares of Verona Pharma plc shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Vivo Ventures VI, LLC

May 5, 2017
(Date)

/s/ Frank Kung
(Signature)

Managing Member
(Title)

Vivo Ventures VII, LLC

May 5, 2017
(Date)

/s/ Frank Kung
(Signature)

Managing Member
(Title)